Filed pursuant to Rule 424(b)(3)

Registration No. 333-217409

PROSPECTUS SUPPLEMENT NO. 2

TO THE PROSPECTUS DATED MARCH 30, 2018

ZOMEDICA PHARMACEUTICALS CORP.

77,255,205 Shares of Common Stock

This prospectus supplement no. 2 (this “Supplement”) supplements information contained in the prospectus dated March 30, 2018 (the “Prospectus”), relating to the resale by selling stockholders of Zomedica Pharmaceuticals Corp., a Canadian corporation, of up to 77,255,205 shares of our common shares, without par value (“Common Shares”).

This Supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (SEC) on June 19, 2018. The Form 8-K contains an update to the Company’s product development milestones and strategy. Accordingly, this Supplement includes a copy of the Form 8-K (without exhibits).

This Supplement should be read in conjunction with the Prospectus. This Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is June 19, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 19, 2018

ZOMEDICA PHARMACEUTICALS CORP.
(Exact Name of Registrant as Specified in Charter)

Alberta, Canada	001-38298	000000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Phoenix Drive, Suite 190, Ann Arbor, Michigan 48108
(Address of Principal Executive Offices) (Zip Code)

(734) 369-2555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 8.01. Other Events.

On June 19, 2018, Zomedica Pharmaceuticals Corp. (the “Company”) issued a press release containing an update to the Company’s product development milestones and strategy.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

99.1                      Press Release of Zomedica Pharmaceuticals Corp., dated June 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA PHARMACEUTICALS CORP.

Date: June 19, 2018	By:	/s/ Shameze Rampertab
Shameze Rampertab
Chief Financial Officer